EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No.  333-139935 on Form S-3/A of our report dated March 16, 2010, relating to the financial statements of Javo Beverage Company, Inc. and the effectiveness of their internal control over financial reporting, appearing in this Annual Report on Form 10-K of Javo Beverage Company, Inc. for the year ended December 31, 2009.

/s/ Farber Hass Hurley LLP

Granada Hills, California

March 16, 2010